Exhibit 10.1

AMENDMENT NO. 1 TO THE

INVESTMENT MANAGEMENT TRUST

AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 27, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between APx Acquisition Corp. I (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of December 6, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS Section 1(m) of the Trust Agreement sets forth the procedure for the extension of the Combination Period (as defined below); and

WHEREAS, at the extraordinary general meeting of the Company held on February 27, 2023 (the “EGM”), the Company’s shareholders approved (A) a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), to change the payment required to extend the date by which the Company must consummate an initial business combination (the “Combination Period”) by two three-month periods. As amended, the required payments are the deposit by the Company into the trust account (the “Trust Account”) established in connection with our initial public offering (the “IPO”), of the lesser of (a) $750,000 and (b) $0.125 for each Class A ordinary share then outstanding (each, the “Adjusted Extension Payment”) for each three month amendment (the “Extension Amendment”) and (B) a proposal to amend the Trust Agreement to allow for the Extension Amendment.

NOW THEREFORE, IT IS AGREED:

1. Exhibit E of Section 1(m) of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th

Floor New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between APx Acquisition Corp. I (“Company”) and Continental Stock Transfer & Trust Company, dated as of                , 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional three (3) months, from                to                (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the lesser of (a) $750,000 and (b) $0.125 for each Class A ordinary share then outstanding, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

APX ACQUISITION CORP. I

By:
Name:
Title:

2.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3.

This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4.

This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

APX ACQUISITION CORP. I

By:	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Chief Executive Officer